As filed with the Securities and Exchange Commission on March 30, 2009
Registration No. 333-153152

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Health Systems Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)
82-0513245
(I.R.S. Employer Identification Number)
42 West 39th Street, 6th Floor New York, NY 10018
(Address of Principal Executive Offices) (Zip Code)
2003 Management and Director Equity Incentive and Compensation Plan, as amended
(Full Title of the Plan)
Stan Vashovsky Chief Executive Officer Health Systems Solutions, Inc. 42 West 39th Street, 6th Floor New York, NY 10018
(Name and Address of Agent For Service)
(212) 798-9400
(Telephone number, including area code, of agent for service)

Copy to:

Steven Wolosky, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022-1106 (212) 451-2300

______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

On August 22, 2008, Health Systems Solutions, Inc., a Delaware corporation (the “Company”), filed a registration statement on Form S-8 (Registration No. 333-153152) (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) registering a total of 3,210,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issuable under the Company’s 2003 Management and Director Equity Incentive and Compensation Plan, as amended (the “Plan”).

On March 4, 2009, the Company issued a press release announcing that its Board of Directors unanimously approved the termination of the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, and that the Company would file a Form 15 with the SEC to effect the deregistration.  The Company filed such Form 15 on March 18, 2009.

In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities that are registered but have not been issued or sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of March, 2009.

HEALTH SYSTEMS SOLUTIONS, INC.

By:	/s/ Stan Vashovsky
Name:	Stan Vashovsky
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	CAPACITY	DATE

/s/ Stan Vashovsky	Chief Executive Officer and Director	March 30, 2009
STAN VASHOVSKY	(Principal Executive Officer)

/s/ Michael G. Levine	Chief Financial Officer	March 30, 2009
MICHAEL G. LEVINE	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven Katz	Director	March 30, 2009
STEVEN KATZ

/s/ Michael Breiner	Director	March 30, 2009
MICHAEL BREINER

/s/ Kathryn Bowles	Director	March 30, 2009
KATHRYN BOWLES

/s/ Jack Price	Director	March 30, 2009
JACK PRICE